UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2018
TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 8, 2018, Team, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Engine Capital, L.P. and certain related investors (collectively, “Engine Capital”).
Pursuant to the Settlement Agreement, the Company increased the size of the Company’s Board of Directors (the “Board”) from 7 to 9 directors and appointed Craig L. Martin to fill one of the newly created directorships. Concurrently, Brian K. Ferraioli was appointed to the Board. Each of Mr. Ferraioli and Mr. Martin will serve an initial term expiring at the Company’s 2018 annual meeting of stockholders, and will be included in the Company’s slate of director nominees for re-election at the 2018 annual meeting of stockholders. Pursuant to the Settlement Agreement, Engine Capital will also be permitted to name one Board observer, who will be permitted to attend meetings of the Board for a period of time beginning after the 2018 annual meeting of stockholders.
Pursuant to the Settlement Agreement, Engine Capital agreed not to nominate any director candidates to stand for election at the Company’s 2018 annual meeting. In addition, the Settlement Agreement provides that, at the 2018 annual meeting of stockholders and at any meeting of the Company’s stockholders held prior to the expiration of the Standstill Period (as defined below), Engine Capital will vote all of its shares of Company common stock in favor of the election of directors nominated by the Board and otherwise in accordance with the Board’s recommendation, subject to certain exceptions for other extraordinary transactions and certain matters with a contrary recommendation from Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC.
The Settlement Agreement includes certain restrictions applicable from February 8, 2018 until the date that is the earlier of (1) 20 calendar days prior to the deadline for the submission of stockholder nominations of directors for the 2019 annual meeting of stockholders pursuant to the Company’s bylaws and (2) 100 days prior to the first anniversary of the 2018 annual meeting of stockholders (the “Standstill Period”). During the Standstill Period, Engine Capital is, among other things, restricted from engaging in any solicitation of proxies or written consents with respect to the election or removal of directors or, with certain exceptions, any other matter or proposal, acquiring any assets of the Company or acquiring any voting stock that would result in Engine Capital having beneficial ownership of more than 9.9% of the Company’s outstanding voting stock.
The Settlement Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text thereof.

On February 8, 2018, the Board approved a form of indemnification agreement (the “Indemnification Agreement”) between the Company and individuals who may serve from time to time as directors or officers of the Company. The Indemnification Agreement supplements indemnification provisions contained in the Company’s certificate of incorporation and bylaws. Under the Indemnification Agreement, the Company agrees to indemnify directors and officers against liability arising out of the performance of their duties to the Company and to other entities where they provide services at the request of the Company. The Indemnification Agreement also requires the advancement of expenses in connection with proceedings and includes customary procedures with respect to indemnification and advancement of expenses, in each case on the terms and conditions set forth therein.

The Indemnification Agreement is filed with this Form 8-K as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.
As described in Item 1.01, Mr. Ferraioli and Mr. Martin have been appointed to the Board. Mr. Ferraioli has been appointed as a Class II director and Mr. Martin has been appointed as a Class III director. Mr. Martin has been appointed as a member of the Compensation Committee. The Board has agreed that Mr. Ferraioli will be appointed as a member of the Audit Committee and the Board expects that he will be appointed Chairman of such committee. Pursuant to the Board’s standard compensation policy for non-employee directors, each of Mr. Ferraioli and Mr. Martin will receive a $50,000 annual cash retainer payable quarterly and will be eligible for an annual stock award of $75,000 following the annual meeting of stockholders. Additionally, as Chairman of the Audit Committee, Mr. Ferraioli would receive an additional annual cash retainer of $20,000 and Mr. Martin, as a member of the Compensation Committee, will receive an additional annual cash retainer of $5,000, in both cases payable quarterly.
No family relationships exist between either of Mr. Martin or Mr. Ferraioli and any of the Company’s other directors or executive officers. There are no arrangements between either of Mr. Martin or Mr. Ferraioli and any other person pursuant to which such person was appointed as a member of the Board other than as described in Item 1.01, nor are there any transactions to which the Company is or was a participant and in which either of Mr. Martin or Mr. Ferraioli has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 8, 2018, the Board approved an amendment to the Company’s bylaws to eliminate a restriction on the appointment of more than two directors between annual meetings. The amendment to the bylaws is filed with this Form 8-K and is attached hereto as Exhibit 3.1.
Items 8.01 Other Events.
On February 8, 2018, the Company issued a press release announcing the entry into the Settlement Agreement. A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
3.1	Amendment to the Bylaws of Team, Inc.
10.1	Settlement Agreement, by and among Team, Inc. and Engine Capital, L.P. (together with the entities listed on the signature page thereto), dated February 8, 2018.
10.2	Form of Indemnification Agreement.
99.1	Team, Inc.’s Press Release issued February 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.
By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President - Administration, Chief Legal Officer and Secretary
Dated: February 9, 2018